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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report—July 27, 2004
(Date of earliest event reported—July 23, 2004)

Plains All American Pipeline, L.P.
(Name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-14569 (Commission File Number)	76-0582150 (I.R.S. Employer Identification No.)
333 Clay Street, Suite 1600 Houston, Texas 77002 (713) 646-4100 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
N/A (Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure

        On July 23, 2004, Plains All American GP LLC, the general partner of the general partner of Plains All American Pipeline, L.P. (PAA), amended its limited liability company agreement (the "LLC Agreement") to expand its board of directors from seven members to eight. As amended, the LLC Agreement provides that the mechanism for determining the constituency of the Board remains the same except that three independent directors, rather than two, are elected by majority vote of the owners of Plains All American GP LLC. On July 26, 2004, Plains Holdings Inc. (a wholly owned subsidiary of Plains Resources Inc.) designated Mr. David N. Capobianco as a director. Mr. J. Taft Symonds, the previous designee of Plains Holdings Inc., was elected by majority vote of the members of Plains All American GP LLC to fill the vacancy created by the expansion of the board.

        Mr. Capobianco is a member of the Board of Vulcan Energy Corporation and a Managing Director of Vulcan Capital, an affiliate of Vulcan Inc., where he has been employed since April 2003. Previously, he served as a Vice President of Greenhill Capital from July 2001 to April 2003 and a Vice President of Harvest Partners from July 1995 to January 2001. Mr. Capobianco holds a BA in economics from Duke University and an MBA from Harvard Business School. Vulcan Energy Corporation is the wholly owning parent of Plains Resources Inc., which owns a 44% interest in Plains All American GP LLC.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (c)
  Exhibits

  3.1
  Amendment No. 2, dated July 23, 2004 to the Amended and Restated Limited Liability Company Agreement of Plains All American GP LLC dated as of June 8, 2001, as amended.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.
Date: July 27, 2004	By:	Plains AAP, L.P., its general partner
	By:	Plains All American GP LLC, its general partner
	By:	/s/ TIM MOORE Name: Tim Moore Title: Vice President

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EXHIBIT INDEX

3.1
Amendment No. 2, dated July 23, 2004 to the Amended and Restated Limited Liability Company Agreement of Plains All American GP LLC dated as of June 8, 2001, as amended.

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  Item 5. Other Events and Regulation FD Disclosure
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
EXHIBIT INDEX